EXHIBIT 10.1
LETTER AGREEMENT
September 30, 2008
Digital Angel Corporation
490 Villaume Avenue
South St. Paul, MN 55075
Attention: President
Re: Omnibus Amendment to Loan Documents
Ladies and Gentlemen:
Reference is made to (a) the Securities Purchase Agreement dated as of August 31, 2007 between Digital Angel Corporation f/k/a Applied Digital Solutions, Inc. (the “Company”) and Kallina Corporation (“Kallina”) (as amended, restated, modified and/or supplemented from time to time, the “Kallina SPA”); (b) the Secured Term Note dated as of August 31, 2007 from the Company in favor of Kallina in the original principal amount of $7,000,000 (as amended, restated, modified and/or supplemented from time to time, the “2007 Kallina Note”); (c) the Stock Pledge Agreement dated as of August 31, 2007 by and among Kallina, the Company, Computer Equity Corporation, Destron Fearing Corporation f/k/a Digital Angel Corporation and Digital Angel Technology Corporation (as amended, restated, modified and/or supplemented from time to time, the “Kallina Pledge Agreement”); and (d) the other Related Agreements as defined in the Kallina SPA (collectively with the Kallina SPA, the 2007 Kallina Note, the Kallina Pledge Agreement and all instruments, documents and agreements related thereto, the “Existing Kallina Agreements”). Capitalized terms used herein that are not defined shall have the meanings given to them in the Kallina SPA.
Reference is also made to the (a) the Securities Purchase Agreement dated as of August 24, 2006 between the Company and Laurus Master Fund, Ltd. (“Laurus”) (as amended, restated, modified and/or supplemented from time to time, the “Laurus SPA”); (b) the Secured Term Note dated as of August 24, 2006 from the Company in favor of Laurus in the original principal amount of $13,500,000 (as amended, restated, modified and/or supplemented from time to time, the “2006 Laurus Note”); (c) the Stock Pledge Agreement dated as of August 24, 2006 by and among Laurus, the Company and Computer Equity Corporation (as amended, restated, modified and/or supplemented from time to time, the “Laurus Pledge Agreement”); and (d) the other Related Agreements as defined in the Laurus SPA (collectively with the Laurus SPA, the 2006 Laurus Note, the Laurus Pledge Agreement and all instruments, documents and agreements related thereto, the “Existing Laurus Agreements,” and collectively with the Existing Kallina Agreements, the “Existing Agreements”).
As you are aware, by way of one or more instruments of partial assignment, Kallina’s and Laurus’ respective rights in and interest under the Existing Kallina Agreements and the Existing Laurus Agreements, respectively, were assigned to one or more of the following entities: Valens Offshore SPV II, Corp. (“Valens Offshore II”), Valens U.S. SPV I, LLC (“Valens U.S.”), Valens Offshore SPV I, Ltd. (“Valens Offshore I”) and PSource Structured Debt Limited (“PSource,” and collectively with Kallina, Laurus, Valens Offshore II, Valens U.S. and Valens Offshore I, each a “Laurus/Kallina Related Party” and collectively, the “Laurus/Kallina Related Parties”).

The Company has requested that the Laurus/Kallina Related Parties amend the Kallina SPA, the 2007 Kallina Note, the 2006 Laurus Note and certain of the other Existing Agreements and the Laurus/Kallina Related Parties are willing to do so on the terms and conditions set forth below.
In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Subject to satisfaction of the conditions precedent set forth below, the Existing Agreements are hereby amended as follows:
(a) The Kallina SPA is hereby amended as follows:
(i) The defined term “Note” set forth in the fourth line of the first paragraph of the Recitals to the Kallina SPA is deleted and replaced with the defined term “Closing Date Term Note”.
(ii) Section 1 of the Kallina SPA is hereby deleted and replaced in its entirety with the following:
“1. Agreement to Sell and Purchase.
(a) Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company shall sell to the Purchaser, and the Purchaser shall Purchase from the Company, the Closing Date Term Note. The sale of the Closing Date Term Note on the Closing Date shall be known as the “Closing Date Offering.” The Closing Date Term Note will mature on the Maturity Date (as defined in the Closing Date Term Note).
(b) Pursuant to the terms and conditions set forth in this Agreement and the Related Agreements, on September 30, 2008, the Company shall sell to Valens Offshore SPV II, Corp. (“Valens Offshore II”), and Valens Offshore II shall purchase from the Company, a Secured Term Note in the aggregate principal amount of Two Million Dollars ($2,000,000) (as amended, modified and/or supplemented from time to time, the “Second Term Note”). The sale of the Second Term Note shall be known as the “Second Offering”. The Closing Date Offering and the Second Offering shall be known collectively as the “Offering”. The Second Term Note will mature on the Maturity Date (as defined in the Second Term Note). The Closing Date Term Loan Note and the Second Term Note are referred to collectively herein sometimes as the “Note” and sometimes as the “Securities.”
(iii) All references to the term “Note” set forth in Section 3.2 of the Kallina SPA shall hereafter be deemed to refer to the Closing Date Term Note.

(iv) Section 6.5 of the Kallina SPA is hereby deleted and replaced in its entirety with the following:
“6.5 Use of Funds. The Company shall use the proceeds of (a) the sale of the Closing Date Term Note (i) to make an intercompany loan to its Pledged Subsidiary, DOC, which shall use such proceeds to repay in full the DOC’s existing secured indebtedness with (x) Imperium Master Fund Ltd. and its affiliates, including Gemini Master Fund, Ltd. and (y) Greater Bay Business Funding and (ii) for working capital purposes only and (b) the sale of the Second Term Note for working capital purposes only.”
(b) The 2007 Kallina Note is hereby amended as follow:
(i) Section 1.1 of the 2007 Kallina Note is hereby deleted and replaced in its entirety with the following:
“1.1 Contract Rate. Subject to Sections 3.2 and 4.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate of twelve per cent (12%) per annum (the “Contract Rate”). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.”
(ii) Section 1.2 of the 2007 Kallina Note is hereby deleted and replaced in its entirety with the following:
“1.2 Intentionally Omitted.”
(ii) Section 1.3 of the 2007 Kallina Note is hereby deleted and replaced in its entirety with the following:
“1.3 Principal Payments. Amortizing payments of the Principal Amount shall be made by the Company on the first business day of each month through and including the Maturity Date (each, an “Amortization Date”). The Company shall make monthly payments to the Holder on each Amortization Date. Each monthly payment of the outstanding Principal Amount due during the period commencing November 1, 2008 through and including April 1, 2009 is to be in the amount of $84,287.21 and each monthly payment of the outstanding Principal Amount due during the period commencing May 1, 2009 through and including January 1, 2010 is to be in the amount of $150,190.77, together, in each case, with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the “Monthly Amount”). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.”

(c) The 2006 Laurus Note is hereby amended as follow:
(i) Section 1.2 of the 2006 Laurus Note is hereby deleted and replaced in its entirety with the following:
“1.2 Intentionally Omitted.”
(ii) Section 1.3 of the 2006 Laurus Note is hereby deleted and replaced in its entirety with the following:
“1.3 Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the “Principal Amount) shall be made by the Company on the first business day of each month through and including the Maturity Date (each, an “Amortization Date”). The Company shall make monthly payments to the Holder on each Amortization Date. Each monthly payment of the outstanding Principal Amount due during the period commencing November 1, 2008 through and including April 1, 2009 is to be in the amount of $132,379.45 and each monthly payment of the outstanding Principal Amount due during the period commencing May 1, 2009 through and including January 1, 2010 is to be in the amount of $266,475.89, together, in each case, with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the “Monthly Amount”). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.”
(d) The Kallina Pledge Agreement is amended by deleting Schedules A and B thereto and replacing Schedules A and B in their entirety with Schedules A and B attached hereto.
(e) The Laurus Pledge Agreement is amended by deleting Schedules A and B thereto and replacing Schedules A and B in their entirety with Schedules A and B attached hereto.
(f) The Consent and Waiver Agreement dated as of May 15, 2008 by and among the Laurus/Kallina Related Parties and the Company is hereby amended by deleting the reference to “eighty percent (80%)” set forth in the second line of paragraph 3.a. thereof and replacing such reference with “one hundred percent (100%)”.
(g) To induce the Laurus/Kallina Related Parties to, among other things, agree to the amendments set forth above and for Valens Offshore II to purchase the Second Term Note, the Company:

(i) acknowledges, ratifies and confirms that, in consideration thereof, the Company shall issue to Valens Offshore II, 1,500,000 shares of the Company’s common stock (the “Closing Shares”);
(ii) covenants that the Company shall, simultaneously with the execution of this letter agreement, provide an irrevocable instruction letter to its transfer agent (a copy of which the Company has provided to Valens Offshore II) with respect to the Closing Shares, instructing the transfer agent to issue the Closing Shares to Valens Offshore II;
(iii) acknowledges, ratifies and confirms, that its failure to deliver to Valens Offshore II the original stock certificates evidencing the Closing Shares on or prior to October 7, 2008 shall constitute an Event of Default under and as defined in each Existing Agreement where such term is defined; and
(iv) represents and warrants that except as disclosed in the disclosure schedule attached hereto (A) except as disclosed in the Company’s Exchange Act Filing and other than the Closing Shares, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities, (B) the issuance of the Closing Shares will not result in a change in the price or number of any securities of the Company outstanding under anti-dilution or other similar provisions contained in or affecting any such securities, (C) all issued and outstanding shares of the Company’s common stock have been duly authorized and validly issued and are fully paid and nonassessable, (D) the rights, preferences, privileges and restrictions of the shares of the Company’s common stock are as stated in the Company’s Certificate of Incorporation as amended through the date hereof (the “Charter”), (E) the Closing Shares are validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, (F) the Closing Shares are not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with and (G) all issued and outstanding shares of the Company’s capital stock has been and shall be issued in compliance with all applicable state and federal laws concerning the issuance of securities.
(h) Valens Offshore II hereby represents and warrants to the Company as follows:
(i) Valens Offshore II is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Valens Offshore II is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(ii) Valens Offshore II and its affiliates and investment partners have not, will not and will not cause any person or entity, to directly engage in “short sales” of the Company’s Common Stock as long as the Second Term Note shall be outstanding.

(iii) Valens Offshore II has all necessary power and authority under all applicable provisions of law to execute and deliver this letter agreement, all instruments, documents and agreements related hereto and to carry out their provisions. All corporate action on Valens Offshore II’s part required for the lawful execution and delivery of this letter agreement and the instruments, documents and agreements related hereto has been taken or will be taken prior to the closing of the transactions contemplated hereby and thereby. Upon their execution and delivery, this letter agreement and the instruments, documents and agreements executed in connection herewith will be valid and binding obligations of Valens Offshore II, enforceable in accordance with their terms, except:
(A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and
(B) as limited by general principles of equity that restrict the availability of equitable and legal remedies.
(iv) Valens Offshore II understands that the Closing Shares and the Second Term Note are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Valens Offshore II’s representations contained in this letter agreement, including, without limitation, that Valens Offshore II is an “accredited investor” within the meaning of Regulation D under the Securities Act. Valens Offshore II confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Second Term Note and the Closing Shares to be purchased by it under this letter agreement and the Kallina SPA. Valens Offshore II further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company’s and its subsidiaries’ business, management and financial affairs and the terms and conditions of the Second Offering and the Second Term Note and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Valens Offshore II or to which Valens Offshore II had access.
(v) Valens Offshore II has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Valens Offshore II must bear the economic risk of this investment until the Securities are sold pursuant to: (A) an effective registration statement under the Securities Act; or (B) an exemption from registration is available with respect to such sale.
(vi) Valens Offshore II is acquiring the Second Term Note and the Closing Shares for Valens Offshore II’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.
(vii) Valens Offshore II represents that by reason of its, or of its management’s, business and financial experience, Valens Offshore II has the capacity to evaluate the merits and risks of its investment in the Second Term Note and the Closing Shares and to protect its own interests in connection with the transactions contemplated in this letter agreement and the instruments, documents and agreements related hereto. Further, Valens Offshore II is aware of no publication of any advertisement in connection with the transactions contemplated in this letter agreement and the instruments, documents and agreements related hereto.

(viii) Valens Offshore II represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.
(i) To induce the Laurus/Kallina Related Parties to, among other things, agree to the amendments set forth above and for Valens Offshore II to purchase the Second Term Note, each of the undersigned (other than the Laurus/Kallina Related Parties):
(i) acknowledges, ratifies and confirms that except as disclosed in the disclosure schedule attached hereto all of the terms, conditions, representations and covenants contained in the Existing Agreements to which it is a party are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of this letter agreement and all of the instruments, documents and agreements contemplated hereby, including without limitation, the Second Term Note (collectively, the “New Agreements”);
(ii) acknowledges, ratifies and confirms that the defined term “Obligations” under the Master Security Agreement dated August 31 2007 from the Company in favor of Kallina (as amended, restated, modified and/or supplemented from time to time, the “Kallina Security Agreement”) and the Kallina Pledge Agreement, include, without limitation, all obligations and liabilities of the Company under the New Agreements;
(iii) acknowledges and confirms that (A) the occurrence of a breach and/or an Event of Default under any of the New Agreements shall constitute a breach and/or an Event of Default under each of the Existing Agreements and (B) the occurrence of a breach and/or an Event of Default under any of the Existing Agreements shall constitute a breach and/or an Event of Default under the New Agreements;
(iv) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to the undersigned’s obligations under the Existing Agreements to which they are a party;
(v) acknowledges, ratifies and confirms (A) that the security interest grants and pledges to each of Kallina and Laurus set forth in the Existing Agreements extend to each Laurus/Kallina Related Party, as assignees of Kallina and Laurus or their assignees, to the extent such Laurus/Kallina Related Parties have heretofore been assigned an interest in an Existing Agreement, (B) that the grant by the Company and each of the undersigned parties which have granted a security interest to Kallina and/or Laurus and/or any of the other Laurus/Kallina Related Parties under the Existing Agreements (each, a Security Party” and collectively, the “Security Parties”) extends to and covers all assets (including, without limitation, the equity interests owned by such Security Party) of each Security Party as more specifically set forth in the Existing Agreements and the New Agreements, as applicable (the “Security Interest Grants”), (C) that the Security Interest Grants secure all obligations and liabilities of each of the undersigned to any Laurus/Kallina Related Party under each Existing Agreement and New Agreement (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent (collectively, the “Obligations”); and (D) that each Laurus/Kallina Related Party has all rights and remedies of a secured creditor under the Existing Agreements, the New Agreements, applicable law and in equity. To the extent not otherwise granted by the terms of the Existing Agreements and to secure all Obligations, each Security Party grants to each Laurus/Kallina Related Party a security interest in all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes and equity securities), contract rights, general intangibles (including, without limitation, payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which each Security Party now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor;
(iv) represents and warrants that except as disclosed in the disclosure schedule attached hereto (A) all of the representations made by or on behalf of the undersigned in the Existing Agreements to which it is a party are true and correct in all material respects on and as of the date hereof; (B) each of the undersigned has the corporate power and authority to execute and deliver the New Agreements to which it is a party; (iii) all corporate action on the part of each of the undersigned (including their respective officers and directors) necessary for the authorization of the New Agreements, the performance of all obligations of the undersigned hereunder and thereunder and, the authorization, sale, issuance and delivery of the Second Term Note and the Closing Shares has been taken; and (iv) the New Agreements, when executed and delivered and, to the extent it is a party thereto, will be valid and binding obligations of the undersigned; and
(v) releases, remises, acquits and forever discharges each Laurus/Kallina Related Party and its respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this letter agreement, the Existing Agreements, the New Agreements and any other document, instrument or agreement made by the undersigned in favor of a Laurus/Kallina Related Party.
(j) This letter agreement shall become effective upon satisfaction of the following conditions precedent: (i) such certificates, instruments, documents, agreements and opinions of counsel as may be required by the Laurus/Kallina Related Parties or their counsel, each of which shall be in form and substance satisfactory to the Laurus/Kallina Related Parties and their counsel, shall have been delivered to the Laurus/Kallina Related Parties, (ii) the

Closing Shares shall have been delivered to Valens Offshore II or the Company shall have furnished Valens Offshore II with proof satisfactory to Valens Offshore II that the Company has instructed its transfer agent to cause the Closing Shares to be issued to Valens Offshore II by no later than October 7, 2008 and that the Company has taken all other steps necessary to cause the Closing Shares to be issued to Valens Offshore II by no later than October 7, 2008, (iii) the Company shall have reimbursed the Laurus/Kallina Related Parties for the full amount of all of the Laurus/Kallina Related Parties’ attorneys’ fees and costs incurred in connection with the preparation and negotiation of the letter agreement and each of the other New Agreements and in connection with the closing of the transactions described herein and therein and (iv) the Company shall have paid (A) to Valens Capital Management, LLC, the investment manager of Valens Offshore II (“VCM”), a non-refundable payment in an amount equal to $30,000; (B) to Valens Offshore II, a non-refundable payment in an amount equal to $20,000; and (C) to Valens Offshore II, an advance prepayment discount deposit equal to $20,000. The payments set forth in clauses (iv)(A) and (B) above shall be deemed fully earned on the date hereof and shall not be subject to rebate or proration for any reason. The payments set forth in clauses (iii) and (iv) above shall be paid at closing out of funds held pursuant to a funds escrow agreement for the purchase of the Second Term Note and a disbursement letter executed in connection herewith.
(k) Digital Angel Holdings, LLC (“Holdings”), a wholly-owned subsidiary of Destron Fearing Corporation (“Destron”), is the owner of real property located in the city of St. Paul, Minnesota (the “Premises”). In consideration of the transactions contemplated by this letter agreement and in order to secure all of the Company’s and Destron’s obligations and liabilities to the Laurus/Kallina Related Parties including, without limitation, those arising under the Existing Agreements, the Company agreed that it would use commercially reasonable efforts to obtain the necessary consents to cause Destron to cause Holdings to grant a mortgage in favor of the Laurus/Kallina Related Parties with respect to the Premises which consents are required as the charter documents of Holdings prohibit the granting of such mortgage and the Premises are currently subject to an existing mortgage in favor of Principal Life Insurance Company (the “Mortgagee”) which prohibits (i) the granting of such a mortgage in favor of the Laurus/Kallina Related Parties and (ii) the modification of the charter documents of Holdings, in each case without the Mortgagee’s consent. The Company hereby agrees to use commercially reasonable efforts to obtain the consent of the Mortgagee to (i) the modification of the charter documents to allow for the mortgage in favor of the Laurus/Kallina Related Parties, which modification to allow for such mortgage shall not constitute an event of default under any of the Existing Agreements and (ii) the granting of the mortgage by Holdings in favor of Laurus/Kallina Related Parties, which mortgage shall be subordinate to the mortgage in favor of Mortgagee. In addition, the Company further agrees that is shall not permit Destron to permit Holdings to permit any additional liens (other than those in favor of the Mortgagee and those that are permitted by the mortgage in favor of Mortgagee) to exist on the Premises. The failure to use best efforts to obtain such consent or to permit such additional liens to exists on the Premises shall constitute an Event of Default under the Existing Agreements.
(l) Nothing contained herein shall (i) limit in any manner whatsoever the Company’s, each guarantor’s and each other Person’s obligation to comply with, and the Laurus/Kallina Related Parties’ right to insist on the Company’s, such guarantor’s and such other Person’s compliance with, each and every term of the Existing Agreements, or (ii) constitute a waiver of any Event of Default or any right or remedy available to any Laurus/Kallina Related Party, or of the Company’s, any guarantor’s or any other Person’s obligation to pay and perform all of its obligations, in each case whether arising under the Existing Agreements, applicable law and/or in equity, all of which rights and remedies howsoever arising are hereby expressly reserved, are not waived and may be exercised by any Laurus/Kallina Related Party at any time.

(m) The Company acknowledges that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to the Existing Agreements. The Company intends to file a Form 8-K with respect to the transactions contemplated by this letter agreement no later than four (4) Business Days following the date hereof, a copy of which shall be delivered to the Laurus/Kallina Related Parties.
(n) Except as specifically amended herein, the Existing Agreements shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of any Laurus/Kallina Related Party, nor constitute a waiver of any provision of any of the Existing Agreements. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.
(o) This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
Very truly yours,
LAURUS MASTER FUND, LTD.
By: Laurus Capital Management, LLC, its
       investment manager

By:	/s/ Scott Bluestein
	Name:	Scott Bluestein
	Title:	Authorized Signatory
KALLINA CORPORATION
By: Laurus Capital Management, LLC, its
       investment manager

By:	/s/ Scott Bluestein
	Name:	Scott Bluestein
	Title:	Authorized Signatory

VALENS U.S. SPV I, LLC
VALENS OFFSHORE SPV I, LTD.
VALENS OFFSHORE SPV II, CORP.
By: Valens Capital Management, LLC, its
       investment manager

By:	/s/ Scott Bluestein
	Name:	Scott Bluestein
	Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED
By: PSource Capital Limited, its investment
       consultant

By:	/s/ John Gilfillan
	Name:	John Gilfillan
	Title:	Authorized Signatory - Director

CONSENTED AND AGREED TO:
DIGITAL ANGEL CORPORATION
(f/k/a Applied Digital Solutions, Inc.)

By:	/s/ Joseph J. Grillo
	Name:	Joseph J. Grillo
	Title:	Chief Executive Officer

DESTRON FEARING CORPORATION
(f/k/a Digital Angel Corporation)

By:	/s/ Lorraine M. Breece
	Name:	Lorraine M. Breece
	Title:	Chief Financial Officer

DIGITAL ANGEL TECHNOLOGY CORPORATION

By:	/s/ Lorraine M. Breece
	Name:	Lorraine M. Breece
	Title:	Chief Financial Officer

DIGITAL ANGEL INTERNATIONAL, INC.

By:	/s/ Lorraine M. Breece
	Name:	Lorraine M. Breece
	Title:	Chief Financial Officer

FEARING MANUFACTURING CO. INC.

By:	/s/ Lorraine M. Breece
	Name:	Lorraine M. Breece
	Title:	Chief Financial Officer